FLORA GROWTH CORP.

Common Shares

(no par value)

At-The-Market Issuance Sales Agreement

April 26, 2024

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, New York 10015

Ladies and Gentlemen:

Flora Growth Corp., an Ontario corporation (the "Company"), confirms its agreement (this "Agreement") with Aegis Capital Corp. ("Aegis"), as follows:

1. Issuance and Sale of Shares. The Company agrees to issue and sell through or to Aegis, as its exclusive sales agent, shares (the "Placement Shares") of the Company's common shares, no par value (the "Common Shares"), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided however, that in no event will the Company issue or sell through Aegis such dollar amount of Placement Shares that would exceed the lesser of $3,794,000 or the Company's maximum offering amount permitted under its then current shelf registration capacity using Form S-3 in the aggregate (the "Maximum Amount"). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement will be the sole responsibility of the Company and that Aegis will have no obligation in connection with such compliance, provided that Aegis follows the lawful trading instructions provided by the Company pursuant to any Placement Notice in all material respects. The issuance and sale of Placement Shares through Aegis will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the "SEC") on September 6, 2023, although nothing in this Agreement will be construed as requiring the Company to use the Registration Statement to issue Common Shares. Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 25.

The Company has filed with the SEC, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), a registration statement on Form S-3 (File No. 333-274204), including a base prospectus, relating to certain securities, including Common Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the "Prospectus Supplement") to the base prospectus included as part of the registration statement. The Company will furnish to Aegis, for use by it, copies of the base prospectus included as part of the registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except when the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the "Registration Statement." The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which the prospectus and/or Prospectus Supplement have most recently been filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act Regulations is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto will be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment," or "supplement" respecting the Registration Statement or the Prospectus will be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein (the "Incorporated Documents").

For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto will be deemed to include the most recent copy filed with the SEC pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the SEC (collectively, "EDGAR").

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a "Placement"), it will notify Aegis by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day, and any minimum price below which sales may not be made (a "Placement Notice"), the form of which is attached hereto as Schedule 1. The Placement Notice will originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on the schedule) and will be addressed to each of the individuals from Aegis set forth on Schedule 3, as Schedule 3 may be amended from time to time. The Placement Notice will be effective unless and until: (a) Aegis declines to accept the terms contained therein for any reason, in its sole discretion, by notice to the Company within two (2) Business Days after the receipt of such Placement Notice; (b) the entire amount of the Placement Shares thereunder have been sold; (c) the Company suspends or terminates the Placement Notice; or (d) the Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission, or other compensation to be paid by the Company to Aegis in connection with the sale of the Placement Shares will be calculated in accordance with the terms set forth in Schedule 2. Neither the Company nor Aegis will have any obligation whatsoever respecting a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Aegis and Aegis does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2, 3, and 4 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by Aegis. Subject to the terms and conditions of this Agreement, Aegis, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of the Nasdaq Capital Market (the "Exchange"), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Aegis will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has sold Placement Shares hereunder, setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Aegis pursuant to Section 2 for such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Aegis (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, Aegis may sell Placement Shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) of the Securities Act Regulations, including sales made directly on the Exchange or on any other existing trading market or directly to Aegis as principal in negotiated transactions. for the Common Shares or to or through a market maker. Subject to the terms of a Placement Notice, Aegis may also sell Placement Shares by any other method permitted by law, including in privately negotiated transactions, with the Company's consent. "Trading Day" means any day on which Common Shares are purchased and sold on the Exchange.

4. Suspension of Sales. The Company or Aegis may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension will not affect or impair any party's obligations respecting any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect, any obligation under Section 7(l), 7(m), and 7(n) with respect to delivery of certificates, opinions and comfort letters to Aegis shall be waived. Each of the parties agrees that no such notice under this Section 4 will be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such schedule may be amended from time to time.

5. Sale and Delivery to Aegis; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Aegis's acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Aegis, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that: (i) there can be no assurance that Aegis will be successful in selling Placement Shares; (ii) Aegis will incur no liability or obligation to the Company or any other Person (as defined herein) if it does not sell Placement Shares for any reason other than a failure by Aegis to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement; and (iii) Aegis will be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Aegis and the Company.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date"). Aegis shall notify the Company of each sale of Placement Shares no later than opening day following the Trading Day that Aegis sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the "Net Proceeds") will be equal to the aggregate sales price received by Aegis, after deduction for: (i) Aegis's commission, discount, or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization for such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Aegis's or its designee's account (provided Aegis will have given the Company written notice of such designee at least one (1) Business Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases will be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Aegis will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of Aegis, that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will: (i) hold Aegis harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable); and (ii) pay to Aegis (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances will the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount; or (ii) the amount authorized from time to time to be issued and sold under this Agreement by the Company's board of directors, a duly authorized committee thereof, or a duly authorized executive committee, and notified to Aegis in writing. Under no circumstances will the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company's board of directors, a duly authorized committee thereof, or a duly authorized executive committee, and notified to Aegis in writing.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Aegis that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

(a) Registration Statement and Prospectus. The Company and, assuming no act or omission on the part of Aegis that would make such statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the SEC and has been declared effective under the Securities Act. The Prospectus Supplement will name Aegis as the agent in the section entitled "Plan of Distribution." The Company has not received, and has no notice of, any order of the SEC preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts, or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Aegis and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which Aegis has consented, which consent shall not be unreasonably withheld or delayed. The Common Shares are currently listed on the Exchange under the trading symbol "FLGC." Except as disclosed in the Registration Statement, including the Incorporated Documents, the Company has not received notice from the Exchange to the effect that the Company is not in compliance with the Exchange's listing or maintenance requirements. Except as disclosed in the Registration Statement, including the Incorporated Documents, or the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(b) Ineligible Issuer. At the time of filing of the registration statement on Form S-3 (File No. 333 274204) registering the offer and sale of Placement Shares submitted to the Commission on August 25, 2023 and any amendment thereto and at the date hereof, the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the Securities Act).

(c) Emerging Growth Company. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(d) Smaller Reporting Company. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a "smaller reporting company," as defined in Rule 12b-2 under the Exchange Act.

(e) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(f) Sales Agreement Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(g) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus Supplement (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus Supplement: (i) there has been no material adverse change, or any development that could result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders' equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole; (ii) there has been no change in the share capital (other than (A) the issuance of Shares upon the exercise or settlement (including any "net" or "cashless" exercises or settlements) of share options, restricted share units or warrants described as outstanding, (B) the grant of options and awards under existing equity incentive plans, or (C) the repurchase of Common Shares by the Company, which were issued pursuant to the early exercise of share options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement and the Prospectus Supplement), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as a whole; and (iii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as a whole; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(h) Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement and the Prospectus Supplement, except where the failure to be in good standing, to be so qualified or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders' equity, or results of operations of the Company and its subsidiaries, considered as a whole, or adversely affect the performance by the Company of its obligations under this Agreement (a "Material Adverse Effect").

(i) Capitalization. The capitalization of the Company is as set forth in the Registration Statement and the Prospectus Supplement under the heading "Capitalization". All of the outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable. The Placement Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Placement Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Shares has been duly and validly taken. None of the outstanding Common Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement and the Prospectus Supplement, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any Shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company's subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable (or, in the case of equity interest in the PRC subsidiaries, are duly paid in accordance with applicable PRC laws and their respective articles of association) and (iii) are owned by the Company, directly or through the Company's subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, "Liens").

(j) Common Share Incentive Plans. With respect to the Common Share options (the "Share Options") granted pursuant to the Common Share-based compensation plans of the Company and its subsidiaries (the "Company Common Share Incentive Plans"), (i) each Share Option intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), so qualifies, (ii) each grant of a Share Option was duly authorized by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholders approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company's knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Common Share Incentive Plans, and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") in the financial statements (including the related notes) of the Company.

(k) No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Shares, (iii) the application of the proceeds of the offering as described under "Use of Proceeds" in the Registration Statement and the Prospectus Supplement, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

(m) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Placement Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA and the Nasdaq Capital Market, and (z) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Placement Shares by Aegis.

(n) Independent Accountants. Davidson & Company LLP, Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement and the Prospectus Supplement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(o) Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement and the Prospectus Supplement comply in all material respects with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto and except, in the case of unaudited interim financial statements, subject to normal year end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The financial data set forth in the Registration Statement and the Prospectus Supplement under the captions "Capitalization" present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus Supplement.

(p) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement and the Prospectus Supplement are based on or derived from sources that the Company reasonably and in good faith believes to be accurate and reliable in all material respects.

(q) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement and the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(r) Legal Proceedings. Except as disclosed in the Registration Statement and the Prospectus Supplement, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, "Actions") pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

(s) Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that could, individually or in the aggregate, have a Material Adverse Effect.

(t) Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, "Intellectual Property Rights") necessary to conduct their respective businesses; (ii) other than as disclosed in the Prospectus Supplement, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as could not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(u) Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, "Authorizations") issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement and the Prospectus Supplement; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) could not, individually or in the aggregate, have a Material Adverse Effect.

(v) Title to Property. The Company and its subsidiaries have good and marketable title to, or have valid and enforceable rights to lease or otherwise use, all items of real property and personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 2.26) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement and the Prospectus Supplement, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement and the Prospectus Supplement, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(w) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 2.21 are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

(x) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Placement Shares and the application of the proceeds therefrom as described under "Use of Proceeds" in the Registration Statement and the Prospectus Supplement, will be required to register as an "investment company" (as defined in the Investment Company Act).

(z) Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such amounts, with such deductibles and covering such losses and risks as the Company reasonably believes to be adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(aa) No Stabilization or Manipulation. None of the Company, nor its Affiliates, or, to the knowledge of the Company, any person acting on its or any of their behalf (other than Aegis, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that Aegis may engage in passive market making transactions in the Common Shares on the Nasdaq Capital Market (the "Exchange") in accordance with Regulation M under the Exchange Act ("Regulation M").

(bb) Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, the Company maintains a system of internal control over financial reporting and the Company is not aware of any other material weaknesses in its internal control over financial reporting (whether or not remediated). Other than as disclosed in the Registration Statement, since the date of the most recent balance sheet included in the Registration Statement and the Prospectus Supplement, (x) the Company's auditors and the board of directors of the Company have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company's ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement.

(dd) Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ee) Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and, except as described in the Registration Statement and the Prospectus Supplement, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect; (y) to the knowledge of the Company, none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws. As used herein, the term "Environmental Laws" means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(ff) ERISA. Each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")) for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a "Plan") complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 and 430 of the Code (A) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies.

(gg) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA") that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a "Pharmaceutical Product"), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(hh) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus Supplement, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus Supplement.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer of the Company, nor, to the knowledge of the Company, any agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor any director, officer of the Company, nor, to the knowledge of the Company, any agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an "OFAC Person"), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, the European Union, His Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a "Sanctioned Country"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company's inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) No Registration Rights. Except as described in the Registration Statement and the Prospectus Supplement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(mm) Subsidiaries. The subsidiaries of the Company shall be referred to hereinafter each as a "Subsidiary" and collectively as "Subsidiaries." The description of the corporate structure of the Company and each of the agreements among the Subsidiaries as set forth in the Registration Statement and the Prospectus Supplement under the caption "Corporate History and Structure" filed as Exhibit 21.1 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. The Subsidiaries of the Company listed in Schedule 2.45 hereto are the only "significant subsidiaries" (as defined under Rule 1.02(w) of Regulation S-X under the Securities Act) of the Company (the "Significant Subsidiaries").

(nn) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus Supplement, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's share capital or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's properties or assets to the Company or any other Subsidiary of the Company.

(oo) Exchange Listing. The Common Shares are listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing, except as described in the Registration Statement and the Prospectus Supplement.

(pp) Exchange Act Registration. The Common Shares are registered pursuant to Section 12(b) under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(qq) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement and the Prospectus Supplement.

(rr) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of Aegis and the Company fulfilling their obligations or exercising their rights hereunder (including documents incorporated herein by reference or attached hereto).

(ss) Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company, any of its Subsidiaries or, to the Company's knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus Supplement which is required to be disclosed.

(tt) FINRA Matters.

(1) No Broker's Fees. Except as disclosed in the Registration Statement and the Prospectus Supplement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(2) Payments Within Six (6) Months. Except as described in the Registration Statement and the Prospectus Supplement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the initial filing of the Registration Statement, other than the payment to Aegis as provided hereunder in connection with the Offering.

(3) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(4) FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company's knowledge, any beneficial owner of 10% or more of any class of the Company's securities or (iii) to the Company's knowledge, any beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(5) Information. All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

7. Covenants of the Company. The Company covenants and agrees with Aegis that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Aegis under the Securities Act (including in circumstances when such requirement may be satisfied pursuant to Rule 172 under the Securities Act): (i) the Company will notify Aegis promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the SEC, promptly upon Aegis's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in Aegis's reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Aegis (provided, however, that the failure of Aegis to make such request will not relieve the Company of any obligation or liability hereunder, or affect Aegis's right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Aegis will have respecting the failure to make such filing will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares unless a copy thereof has been submitted to Aegis within a reasonable period of time before the filing and Aegis has not reasonably objected thereto within two (2 Business Days (provided, however, that the failure of Aegis to make such objection will not relieve the Company of any obligation or liability hereunder, or affect Aegis's right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy Aegis will have respecting the failure by the Company to provide Aegis with such copy will be to cease making sales under this Agreement) and the Company will furnish to Aegis at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the SEC as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the SEC as required pursuant to the Exchange Act, within the period prescribed (the determination to file or not file any amendment or supplement with the SEC under this Section 7(a), based on the Company's reasonable opinion or reasonable objections, will be made exclusively by the Company).

(b) Notice of SEC Stop Orders. The Company will advise Aegis, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise Aegis promptly after it receives any request by the SEC for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Aegis under the Securities Act respecting the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the "Prospectus Delivery Period"), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, 15(d), or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the SEC pursuant to said Rule 430A and to notify Aegis promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during the Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Aegis to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any amendment or supplement, if in the sole discretion of the Company, it is in the Company's best interest to do so.

(d) Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable best efforts to cause the Placement Shares to be listed on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to Aegis and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the SEC during the Prospectus Delivery Period (including all documents filed with the SEC during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Aegis may from time to time reasonably request and, at Aegis's request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company will not be required to furnish any document (other than the Prospectus) to Aegis to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. The Company's compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy this Section 7(f).

(g) Use of Proceeds. The Company will use the Net Proceeds substantially as described in the Prospectus in the section entitled "Use of Proceeds."

(h) Notice of Other Sales. Without the prior written notice to Aegis, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the second Trading Day immediately prior to the date on which any Placement Notice is delivered to Aegis hereunder and ending on the second Trading Day immediately following the final Settlement Date respecting Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other "at-the-market" offering sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement and the earliest to occur of: (i) the date on which this Agreement is terminated by the Company pursuant to Section 13(b)(ii); (ii) the date on which Aegis terminates this Agreement pursuant to Section 13(c) or (iii) the thirtieth day immediately following the final Settlement Date respecting Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company's issuance or sale of (i) Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to Aegis and (iii) Common Shares or securities convertible into or exercisable for Common Shares as consideration for mergers, acquisitions, other business combinations, licensing agreemens or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners who are qualified institutional buyers and "accredited investors" within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) of Rule 501 under the Securities Act and otherwise conducted in a manner so as not to be integrated with the offering of Common Shares hereby.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise Aegis promptly after it will have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Aegis pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Aegis or its representatives in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company's principal offices or such other location mutually agreed to by the parties, as Aegis may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act requires, the Company will: (i) file a prospectus supplement with the SEC under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a "Filing Date"), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through Aegis, the Net Proceeds to the Company and the compensation payable by the Company to Aegis respecting such Placement Shares; and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. Prior to the date of the first Placement Notice and each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A that contains restated financial statements);

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended audited financial information (other than information "furnished" pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) will be a "Representation Date");

the Company will furnish Aegis within five (5) Trading Days of each Representation Date (but in the case of clause (iv) above only if Aegis reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 7(l) will be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver will continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter will be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver will not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Aegis with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or Aegis sells any Placement Shares, the Company will provide Aegis with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(m) Legal Opinion. Prior to the date of the first Placement Notice and within five Trading Days after each Representation Date for which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company will cause to be furnished to Aegis a written opinions of Dorsey & Whitney LLP (as to U.S. law) and Miller Thomson LLP (as to Canadian law)("Company Counsel"), or other counsel reasonably satisfactory to Aegis, in form and substance reasonably satisfactory to Aegis and its counsel; provided, however, the Company will be required to furnish to Aegis no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, Company Counsel may furnish Aegis with a letter (a "Reliance Letter") to the effect that Aegis may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letters. Prior to the date of the first Placement Notice and within five Trading Days after each Representation Date, for which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company will cause its Accountants to furnish Aegis letters (the "Comfort Letters"), dated the date the Comfort Letters are delivered, which will meet the requirements set forth in this Section 7(n). The Comfort Letter from each of the Accountants will be in a form and substance reasonably satisfactory to Aegis: (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB; (ii) stating, as of such date, the conclusions and findings of such firm respecting the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter"); and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Secretary's Certificate. Prior to the date of the first Placement Notice, Aegis shall have received a certificate, signed on behalf of the Company by its corporate Secretary, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares; (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement; and (v) the good standing certificate of the Company issued by the Registrar of Companies for the Province of British Columbia, Canada and for each of the Company's subsidiaries from the respective governmental authority within 10 days prior to the date of this Agreement .

(p) Market Activities. The Company will not, directly or indirectly: (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares; or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than Aegis.

(q) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to be registered as an "investment company," as such term is defined in the Investment Company Act.

(r) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and Aegis in its capacity as agent hereunder, neither Aegis nor the Company (including its agents and representatives, other than Aegis in its capacity as such) will make, use, prepare, authorize, approve, or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the SEC, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(s) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles; (iii) that receipts and expenditures of the Company are being made only in accordance with management's and the Company's directors' authorization; and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the periods specified in the SEC's rules and forms, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, or individuals performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of Aegis. Aegis represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act, and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Aegis is exempt from registration or such registration is not otherwise required. Aegis will continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act, and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which Aegis is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Aegis will comply with all applicable law and regulations in connection with the Placement Shares, including Regulation M.

9. Payment of Expenses. The Company agrees to reimburse Aegis upon request for its costs and out of pocket expenses incurred in connection with its services Agreement, including the fees and out-of-pocket expenses of its legal counsel. The Company shall bear and be responsible for all expenses which are customarily borne by issuers for transactions of the type set forth herein. Moreover, the Company shall be responsible for and pay all fees, expenses and disbursements relating to background checks of the Company's officers and directors by a search firm acceptable to Aegis. Notwithstanding the foregoing, if the proposed offering is terminated, postponed or not consummated for any reason, the Company shall reimburse the actual, accountable costs and expenses incurred by Aegis in connection with its engagement hereunder, including legal fees and out-of-pocket expenses. Legal fees and out-of-pocket expenses for the offering will be as follows: (a) $20,000 upon filing with the Commission of the Prospectus and (b) for so long as an offering is open (whether or not the Company elects to raise money under such offering) the Company will pay the actual, accountable legal fees incurred by Aegis in connection with updating due diligence in connection with the offering equal to (i) $1,250 following each filing of a Form 10-Q and (ii) $2,500 following each filing of a Form 10-K.

10. Conditions to Aegis's Obligations. The obligations of Aegis hereunder respecting a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company in all material respects of its obligations hereunder, to the completion by Aegis of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by Aegis in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Company shall at all times maintain in effect the Registration Statement, which will be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events will have occurred and be continuing: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification respecting the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Aegis will not have been advised by the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Aegis's reasonable opinion is material, or omits to state a fact that in Aegis's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the SEC, there will not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect.

(e) Legal Opinion. Aegis will have received the opinions of Company Counsel required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Comfort Letters. Aegis will have received the Comfort Letters required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

(g) Representation Certificate. Aegis will have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) Secretary's Certificate. Aegis will have received the Secretary's certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(i) No Suspension. Trading in the Common Shares will not have been suspended on the Exchange and the Common Shares will not have been delisted from the Exchange.

(j) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company will have furnished to Aegis such appropriate further information, certificates, and documents as Aegis may reasonably request and that are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters, and other documents will be in compliance with the provisions hereof. The Company will furnish Aegis with such conformed copies of such opinions, certificates, letters, and other documents as Aegis will reasonably request.

(k) Securities Act Filings Made. All filings with the SEC required by Rule 424 with respect to the Placement Shares under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder will have been made within the applicable period prescribed for such filing by Rule 424.

(l) Approval for Listing. The Placement Shares will either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company will have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m) No Termination Event. No event will have occurred that would permit Aegis to terminate this Agreement pursuant to Section 13(a).

(n) FINRA. If applicable, FINRA shall have raised no objection to the terms of this offering and the amount of compensation allowable or payable to Aegis as described in the Prospectus.

11. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Aegis, its partners, members, directors, officers, employees, and agents and each Person, if any, who controls Aegis within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent will not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement will not apply to any loss, liability, claim, damage, or expense to the extent arising out of Aegis's gross negligence or willful misconduct or any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by Aegis expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Aegis Indemnification. Aegis agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each Person, if any, that: (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage, and expense described in the indemnity contained in Section 11(c), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by Aegis expressly for use therein.

(c) Procedure.

(i) Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from: (1) any liability that it might have to any indemnified party otherwise than under this Section 11; and (2) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party.

(ii) If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.

(iii) The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless: (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party; (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party); or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

(iv) It is understood that the indemnifying party or parties will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements, and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail.

(v) An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party will, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding, or claim; and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Aegis, the Company and Aegis will contribute to the total losses, claims, liabilities, expenses, and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from Persons other than Aegis, such as Persons that control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Aegis may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Aegis, on the other hand. The relative benefits received by the Company, on the one hand, and Aegis, on the other hand, will be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by Aegis (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution will be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Aegis, on the other hand, respecting the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations respecting such offering. Such relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Aegis, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Aegis agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) will be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), Aegis will not be required to contribute any amount in excess of the commissions received by it under this Agreement and no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any Person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Aegis, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution respecting any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto will survive, as of their respective dates, regardless of: (a) any investigation made by or on behalf of Aegis, any controlling Persons, or the Company (or any of their respective officers, directors, or controlling Persons); (b) delivery and acceptance of the Placement Shares and payment therefor; or (c) any termination of this Agreement.

13. Termination.

(a) Aegis may terminate this Agreement, by notice to the Company, as hereinafter specified at any time: (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development has occurred that is reasonably likely to have a Material Adverse Effect or in the sole judgment of Aegis makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares; (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Aegis, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares; (iii) if trading in the Common Shares has been suspended or limited by the SEC or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange; (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market will have occurred and be continuing; (v) if a major disruption of securities settlements or clearance services in the United States will have occurred and be continuing; or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination will be without liability of any party to any other party except that the provisions of Section 9 (Expenses), Section 11 (Indemnification), Section 12 (Survival of Representations), Section 18 (Applicable Law; Waiver of Jury Trial), and Section 19 (Consent to Jurisdiction) hereof will remain in full force and effect notwithstanding such termination. If Aegis elects to terminate this Agreement as provided in this Section 13(a), Aegis will provide the required notice as specified in Section 14 (Notices).

(b) (i) The Company will have the right, by giving ten (10) days' notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(ii) If Aegis declines any commercially reasonable placement notice pursuant to Section 2(a) of this Agreement, then the Company will have the right to terminate this Agreement by giving written notice of termination to Aegis. Any such termination will be effective immediately upon a delivery of a termination notice by the Company to Aegis.

Any termination pursuant to Section 13(b) will be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18, and Section 19 hereof will remain in full force and effect notwithstanding such termination.

(c) Aegis will have the right, by giving ten (10) days' notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination will be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18, and Section 19 hereof will remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 13, this Agreement will automatically terminate upon the earlier to occur of: (i) the twelve-month anniversary of the date hereof; or (ii) the issuance and sale of all of the Placement Shares through Aegis on the terms and subject to the conditions set forth herein, except that, in either such case, the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof will remain in full force and effect notwithstanding such termination.

(e) This Agreement will remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties. Upon termination of this Agreement, the Company will not have any liability to Aegis for any discount, commission, or other compensation respecting any Placement Shares not otherwise sold by Aegis under this Agreement.

(f) Any termination of this Agreement will be effective on the date specified in such notice of termination; provided, however, that such termination will not be effective until the close of business on the date of receipt of such notice by Aegis or the Company, as the case may be. If such termination will occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares will settle in accordance with the provisions of this Agreement. Termination of this Agreement shall not affect the parties' obligations under the underwriting agreement between the Company and Aegis dated April 4, 2024.

14. Notices.

(a) All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement will be in writing, unless otherwise specified, and if sent to Aegis, will be delivered to:

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Attn: Robert J. Eide, Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 E. Cary St.

Richmond, VA 23219

Attn: Anthony W. Basch, Esq.

Email:

and if to the Company, will be delivered to:

Flora Growth Corp.

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33132

Attn: Clifford Starke, Chief Executive Officer

Email:

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place 161 Bay Street, Suite 4310

Attn: Richard Raymer, Esq.

Email:

(b) Each such notice or other communication will be deemed given: (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day; or (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier. For purposes of this Agreement, "Business Day" will mean any day on which the Exchange and commercial banks in the City of New York are open for business.

(c) An electronic communication ("Electronic Notice") will be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice will be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and will be entitled to receive the notice on paper, in a nonelectronic form ("Nonelectronic Notice"), which will be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

(d) Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Aegis and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees, and agents referred to in Section 11 hereof. References to any of the parties contained in this Agreement will be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement will be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected respecting the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), by and between the Company and Aegis constitutes the entire agreement of the parties respecting the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof and thereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Aegis. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable as written by a court of competent jurisdiction, then such provision will be given full force and effect to the fullest possible extent that it is valid, legal, and enforceable, and the remainder of the terms and provisions herein will be construed as if such invalid, illegal, or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof will be in accordance with the intent of the parties as reflected in this Agreement.

18. APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE WILL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN WILL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. Aegis may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, for any purpose except in connection with entering into this Agreement and providing services as distribution agent hereunder, or to advise any party respecting transactions not expressly approved by the Company. Aegis acknowledges that any information gained in connection with this Agreement and the transactions contemplated by this Agreement are subject to confidentiality and other restrictions pursuant to the Confidentiality Agreement and agrees to abide by the terms of the Confidentiality Agreement.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and exhibit headings herein are for convenience only and will not affect the construction hereof.

23. Permitted Free Writing Prospectuses. The Company represents, warrants, and agrees that, unless it obtains the prior consent of Aegis, and Aegis represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the SEC. Any such free writing prospectus consented to by Aegis or by the Company, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending, and recordkeeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit B hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Aegis is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Aegis, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Aegis has advised or is advising the Company on other matters, and Aegis has no obligation to the Company respecting the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Aegis has not provided any legal, accounting, regulatory or tax advice respecting the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that Aegis and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and Aegis has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; provided that Aegis hereby agrees not to engage in any such transaction that would cause its interests to be in direct conflict with the best interests of the Company; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against Aegis for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that Aegis will not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of Aegis's obligations under this Agreement and to keep information provided by the Company to Aegis and Aegis's counsel confidential to the extent not otherwise publicly available.

25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a) "Applicable Time" means: (i) each Representation Date; and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

(b) "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Placement Shares.

(c) "Rule 164," "Rule 172," "Rule 405," "Rule 415," "Rule 424," "Rule 424(b)," "Rule 430A," "Rule 430B," and "Rule 433" refer to such rules under the Securities Act Regulations.

(d) All references in this Agreement to financial statements and schedules and other information that is "contained," "included," or "stated" in the Registration Statement or the Prospectus (and all other references of like import) will be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

(e) All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing will be deemed to include the copy filed with the SEC pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the SEC) will be deemed to include the copy thereof filed with the SEC pursuant to EDGAR; and all references in this Agreement to "supplements" to the Prospectus will include any supplements, "wrappers," or similar materials prepared in connection with any offering, sale, or private placement of any Placement Shares by Aegis outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and Aegis, please so indicate in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between the Company and Aegis.

Very truly yours,

FLORA GROWTH CORP.

By:	/s/ Dany Vaiman
Name:	Dany Vaiman
Title:	Chief Finanical Officer

ACCEPTED as of the date first-above written:

AEGIS CAPITAL CORP.

By:	/s/ Robert Eide
Name:	Robert Eide
Title:	Chief Executive Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	FLORA GROWTH CORP.

To:	Aegis Capital Corp.
Attention: Robert Eide

Subject:	At-The-Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-The-Market Issuance Sales Agreement between Flora Growth Corp., an Ontario corporation (the "Company") and Aegis Capital Corp. ("Aegis"), dated April 26, 2024, the Company hereby requests that Aegis sell up to ______________ shares of the Company's Common Shares, no par value, at a minimum market price of $_______ per share, during the period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company will pay to Aegis in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to three percent (3.0%) of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company: Clifford Starke, Chief Executive Officer

Aegis: Robert Eide, Chief Executive Officer

SCHEDULE 4

Subsidiaries

Subsidiaries	Country of Incorporation
Kasa Wholefoods Company LLC	United States
Flora Beauty LLC	United States
Vessel Brand Inc.	United States
Vessel Brand Canada Inc.	Canada
Just Brands LLC	United States
Just Brands International LTD	United Kingdom
High Roller Private Label LLC	United States
Flora Growth US Holdings Corp.	United States
Cardiff Brand Corp.	United States
Franchise Global Health Inc.	Canada
Harmony Health One Inc.	Canada
ACA Mueller ADAG Pharma Vertriebs GmbH	Germany
Sativa Verwaltungs GmbH	Germany
Sativa Verwaltungs GmbH and Co. KG	Germany
CBD Med Therapeutics Inc.	Canada
Fayber Technologies Canada Inc.	Canada
Catalunia SAS	Colombia
Green CannaHealth SAS	Colombia
Klokken Aarhus Inc.	Canada
Rangers Pharmaceuticals A/S	Denmark
1200325 B.C. LTD.	Canada
Phatebo	Germany
Franchise Cannabis Corp.	Canada

Exhibit A

Form of Representation Date Certificate

This Officer's Certificate (this "Certificate") is executed and delivered in connection with Section 7(l) of the At-The-Market Issuance Sales Agreement (the "Agreement"), dated April 26, 2024, and entered into between Flora Growth Corp.. (the "Company") and Aegis Capital Corp. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned, a duly appointed and authorized officer of the Company, having made all necessary inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate, hereby certifies as follows:

1.	As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

2.	Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects.

3.	Each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.	Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Effect.

5.	No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer's Certificate as of the date first written above.

FLORA GROWTH CORP.

By:
Name:
Title:

Exhibit B

Permitted Free Writing Prospectuses